Exhibit 4.1
DESCRIPTION OF REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF
THE SECURITIES EXCHANGE ACT OF 1934
The following is a brief description of the securities of Gates Industrial Corporation plc (“Gates”) registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This description of the terms of our ordinary shares, par value $0.01 per share, does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of the Companies Act 2006 (the “Companies Act”) and the full text of the Certificate of Incorporation and Articles of Association of Gates (the “Articles”). As used herein, the term “we,” “us” and “our” to refer to Gates and not to any of its subsidiaries.
Issued Share Capital
Ordinary Shares
Prior to the completion of our initial public offering, the articles of association of Gates were amended by a resolution of our shareholders to include an authorization for our board of directors (generally and unconditionally) to allot shares in Gates and to grant rights to subscribe for or convert any security into shares in Gates up to an aggregate nominal amount of $30.0 million, which would equal 3.0 billion ordinary shares based on the $0.01 par value per share, and to exclude pre-emption rights in respect of such allotments. Such authority was granted for five years. This five year term was renewed when Gates adopted new articles of association at its last annual general meeting held on May 23, 2019 and again when Gates adopted new articles of association at a general meeting held on October 7, 2019.
Preference Shares
Our Articles do not expressly contemplate the issuance of preference shares. However, our Articles permit the issuance of preference shares, subject to the limit on the authority of our board of directors to allot new shares of the company set forth therein. Our board of directors may authorize the issuance of a new class or classes of shares, including preference shares, with nominal value in any currency and with, or having attached to them, such powers, designations, preferences, voting rights, rights and terms of redemption, and relative participating, optional or other special rights and qualifications, limitations and restrictions attaching thereto as the Board of Directors may determine, including rights to (a) receive dividends (which may include rights to receive preferential or cumulative dividends), (b) distributions made on a winding up of the Company and (c) be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such price or prices (subject to the Companies Act) or at such rates of exchange and with such adjustments as may be determined by the Board of Directors. If any preference shares issued by us carried a right to a fixed income, pre-emption rights would not apply to the issue of such shares. English law permits our shareholders, by special resolution or a provision in the Articles, to exclude pre-emption rights for a period of up to five years. Such provisions are included in our Articles.
The possible future issuance of a new class or classes of shares could affect holders of our ordinary shares in a number of ways. Upon conversion into ordinary shares, shares issued with conversion rights could cause dilution of the ownership interests and the voting power of existing holders of our ordinary shares. Issuance of a new class or classes of shares may also affect the number of dividends, if any, paid to such shareholders and may reduce the share of the proceeds they would receive upon the future liquidation, if any, of the Company. In addition, the availability of a new class of shares, including preference shares, could enable the board of directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company by means of a merger, tender offer, proxy contest or otherwise more difficult or time-consuming.

Key Provisions of Our Articles and English Law Considerations
Directors’ General Authority and Shareholders’ Reserve Power
Subject to the Companies Act and the Articles, the directors are responsible for the management of our business, for which purpose they may exercise all the powers of Gates. The shareholders may, by special resolution, direct the directors to take, or refrain from taking, a specified action or actions. No such special resolution and no alteration of the Articles invalidates anything which the directors have done before the resolution is passed or the Articles are altered (as appropriate).
Directors’ Interests
A director shall be authorized for the purposes of section 175 of the Companies Act to act or continue to act as a director of Gates notwithstanding that at the time of the appointment or subsequently the director also:
(a) holds office as a director of any subsidiary of Gates;
(b) holds any other office, employment or engagement with any subsidiary of Gates;
(c) participates in any scheme, transaction or arrangement for the benefit of the employees or former employees of Gates or any subsidiary of Gates (including any pension fund or retirement, death or disability scheme or other bonus or employee benefit scheme); or
(d) is interested directly or indirectly in any shares or debentures (or any rights to acquire shares or debentures) in Gates or in any subsidiary of Gates.
The directors may authorize any matter proposed to them which would, if not so authorized, involve a breach of duty by a director under section 175 of the Companies Act. The directors may give any such authorization upon such terms as they think fit. The directors may vary or terminate any such authorization at any time. Any such authorization will be effective only if:
(a) any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other director interested in the matter under consideration; and
(b) the matter was agreed to without such directors voting or would have been agreed to if such directors’ votes had not been counted.
A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with Gates must declare the nature and extent of his or her interest to the other directors before Gates enters into the transaction or arrangement. A director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by Gates must declare the nature and extent of his or her interest to the other directors as soon as is reasonably practicable, unless the interest has already been declared. If a declaration proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.
A director need not declare an interest:
(a) if it cannot reasonably be regarded as likely to give rise to a conflict of interest;
(b) if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware);
(c) if, or to the extent that, it concerns terms of his or her service contract that have been or are to be considered by a board meeting or by a committee of the board appointed for the purpose; or
(d) if the director is not aware of his interest or is not aware of the transaction or arrangement in question (and for this purpose a director is treated as being aware of matters of which he ought reasonably to be aware).
Subject to the provisions of the Companies Act, and provided that either (i) he or she has declared the nature and extent of any direct or indirect interest of his or hers, or (ii) no declaration of interest is required, or (iii) the direct or indirect interest relates to Gates or a subsidiary of Gates, a director notwithstanding his office:
(a) may be a party to, or otherwise be interested in, any transaction or arrangement with Gates or in which Gates is directly or indirectly interested;
(b) may act by himself or herself or through his or her firm in a professional capacity for Gates (otherwise than as auditor), and in any such case on such terms as to remuneration and otherwise as the directors may decide; and

(c) may be a director or other officer of, or employed or engaged by, or a party to any transaction or arrangement with, or otherwise be interested in, any body corporate in which Gates is directly or indirectly interested.
Voting by Directors
Subject to the Companies Act and without prejudice to the obligation of a director to disclose his or her interest, a director may vote at any board meeting or meeting of a committee of directors on any resolution concerning a matter in relation to which he has, directly or indirectly, an interest or duty, subject always to the terms on which any authorization is given. Subject to the foregoing, the relevant director shall be counted in the quorum present at a meeting when any such resolution is under consideration and if such director votes his or her vote shall be counted.
Subject to the paragraph below, if a question arises at a board meeting or meeting of a committee of directors as to the right of any director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman whose ruling in relation to any director other than the chairman is to be final and conclusive.
If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or part of the meeting) for voting or quorum purposes.
Subject to the Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.
Appointment and Removal of Directors
Any person who is willing to act as a director of Gates, and is permitted by law to do so, may be appointed to be a director by ordinary resolution in a general meeting. The holder or holders of more than 50% of the ordinary shares of Gates for the time being in issue may in accordance with the Articles remove a director from office.
Unless and until otherwise decided by Gates by ordinary resolution in a general meeting, the number of directors must not be less than two and is not subject to a maximum number.
Affiliates of The Blackstone Group Inc. (“Blackstone”) shall have the right, but not the obligation, to designate a number of individuals as directors such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of directors designated by Blackstone shall be equal to: (i) if Blackstone, together with the other owners of Omaha Topco Ltd. (“Omaha Topco”), an exempted company incorporated in the Cayman Islands with limited liability and our predecessor for financial reporting purposes, prior to our initial public offering (collectively, our “pre-IPO owners”) and their affiliates collectively beneficially own 50% or more of the ordinary shares, the lowest whole number that is greater than 50% of the total number of directors; (ii) if our pre-IPO owners and their affiliates collectively beneficially own at least 40% (but less than 50%) of the ordinary shares, the lowest whole number that is greater than 40% of the total number of directors comprising our board of directors; (iii) if our pre-IPO owners and their affiliates collectively beneficially own at least 30% (but less than 40%) of the ordinary shares, the lowest whole number that is greater than 30% of the total number of directors; (iv) if our pre-IPO owners and their affiliates collectively beneficially own at least 20% (but less than 30%) of the ordinary shares, the lowest whole number that is greater than 20% of the total number of directors; and (v) if our pre-IPO owners and their affiliates collectively beneficially own at least 5% (but less than 20%) of the ordinary shares, the lowest whole number (such number always being greater than or equal to one) that is greater than 10% of the total number of directors.
Retirement of Directors
Under the Companies Act, there is no maximum age for directors.
Dividend Rights
Subject to the Companies Act, Gates may by ordinary resolution of the shareholders in a general meeting declare dividends, and the board of directors may decide to pay interim dividends. A dividend must not be declared unless the board of directors has made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the board of directors. No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights and interests. Unless the shareholders’ ordinary resolution to declare or the board of directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares on the date of the resolution or decision to declare or pay it. If our share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

Subject to the Companies Act, the board of directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights. The board of directors may deduct from any dividend payable on or in respect of a share all sums of money presently payable by the shareholder to Gates on any account whatsoever. Subject to the terms of issue of the share in question, we may, by ordinary resolution in a general meeting on the recommendation of the board of directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).
If 12 years have passed from the date on which a dividend or other sum became due for payment and the distribution recipient has not claimed it, the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by Gates unless the board of directors decides otherwise.
Winding Up
If Gates is wound up, the liquidator may, with the sanction of a special resolution in a general meeting of Gates and any other sanction required by the Companies Act, divide among the shareholders in specie the whole or any part of the assets of Gates and may, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of shareholders as he or she with the like sanction determines, but no shareholder shall be compelled to accept any assets upon which there is a liability.
Redemption
Subject to the Companies Act, Gates may issue shares which are to be redeemed, or are liable to be redeemed at the option of Gates or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares. The issued ordinary shares of Gates are neither convertible nor redeemable.
Repurchase of Shares
Subject to the Companies Act, Gates may purchase any of its own shares (including redemption of shares, if any are in issue) with the authority of an ordinary resolution passed in a general meeting. The authority may be general or limited to a specific class of shares authorized to be acquired, the maximum and minimum prices that may be paid for the shares and the date of expiry of the authority (which must not be longer than five years after the resolution is passed). The authorization may be varied or revoked by ordinary resolution. At a general meeting of shareholders on October 7, 2019, our shareholders adopted an ordinary resolution authorizing Gates to purchase its own ordinary shares pursuant to a form of share repurchase contract to be entered into with certain authorized counterparties, with such authority expiring on the fifth anniversary of such general meeting.
Sinking Fund Provisions
There are no sinking fund provisions relating to any shares in the capital of Gates.
Variation of Rights
Subject to the Companies Act, the rights attached to a class of shares may be varied or abrogated (whether or not Gates is being wound up) either with the consent in writing of the holders of at least three-quarters of the nominal amount of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of the issued shares of that class validly held in accordance with the Articles.
The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking in priority to, pari passu with or subsequent to them or by the purchase or redemption by Gates of its own shares in accordance with the Companies Act.
Allotment of Shares and Pre-Emption
Under section 551 of the Companies Act, the board of directors of Gates may not allot shares, or grant rights to subscribe for or to convert any security into shares, unless they are authorized to do so under the Articles or by an ordinary resolution of the shareholders. The authorization must state the maximum amount of shares that may be allotted under it, and specify the date on which it will expire, which must be not more than five years from the date on which the resolution is passed by virtue of which the authorization is given. Prior to the completion of our initial public offering, the articles of association of Gates were amended by a resolution of our shareholders to include an authorization for our board of directors (generally and unconditionally) to allot shares in Gates and to grant rights to subscribe for or convert any security into shares in Gates up to an aggregate nominal amount of $30.0 million, which would equal 3.0 billion ordinary shares based on the $0.01 par value per share, and to exclude pre-emption rights in respect of such allotments. Such authority was granted for five years. This five-year term was renewed when Gates adopted new articles of association at its last annual general meeting held on May 23, 2019 and again when Gates adopted new articles of association at a general meeting held on October 7, 2019. We may seek renewal for additional five-year terms more frequently.
Under section 561 of the Companies Act, the board of directors of Gates must not allot shares to a person unless: (a) it has made an offer to each person who holds ordinary shares (on the same or more favorable terms) to allot a proportion of the shares being offered that is as nearly as practicable equal to the proportion in nominal value of the ordinary share capital held by that person; and (b) the period during which any such offer may be accepted has expired or Gates has received notice of the acceptance or refusal of every offer so made. The offer shall be made by notice stating the period (of not less than 14 days) during which it may be accepted and the offer shall not be withdrawn before the end of that period. Under sections 570 and 571 of the Companies Act, the board of directors of Gates may be given power by a special resolution of the shareholders to allot shares as if section 561 of the Companies Act did not apply to the allotment (or applied to the allotment with such modifications as the directors may determine).
Prior to the completion of our initial public offering, the articles of association of Gates were amended by a resolution of our shareholders to include a power of the board of directors to exclude pre-emption rights in respect of the allotment of shares described in the first paragraph of this section (‘Allotment of Shares and Pre-Emption’). Such authority was granted for five years. This five-year term was renewed when Gates adopted new articles of association at its last annual general meeting held on May 23, 2019 and again when Gates adopted new articles of association at a general meeting held on October 7, 2019. We may seek renewal for additional five-year terms more frequently.
Transfers of Shares
The board of directors may decline to register any transfer of shares in certificated form unless:
(a) the instrument of transfer is in respect of only one class of share;
(b) the instrument of transfer is lodged at the place where our register of shareholders is situated from time to time accompanied by the relevant share certificate(s) or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer or, if the instrument of transfer is executed by some other person on the transferor’s behalf, the authority of that person to do so;
(c) it is fully paid;
(d) it is for a share upon which Gates has no lien; and
(e) it is duly stamped or duly certificated or otherwise shown to the satisfaction of the board of directors to be exempt from stamp duty (if so required).
The board of directors may also refuse to register an allotment or transfer of shares (whether fully paid or not) in favor of more than four persons jointly.
The board of directors may refuse to register a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in any case where Gates is entitled to refuse (or is excepted from the requirement) under the Uncertificated Securities Regulations or other applicable regulations to register the transfer.
Any holder of depositary receipts representing underlying ordinary shares or holder of book-entry interests in our ordinary shares will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for the Depositary Trust Company (“DTC”)) or other nominee will be the holder of record of such shares. Accordingly, a transfer from a person holding book-entry interests in our ordinary shares to a person who will become the holder of those book-entry interests in such shares through the same depository or other nominee will not be registered in our register of shareholders, as the depository or other nominee will remain the holder of record of such shares.
Share Certificates
Gates shall issue a share certificate to every person whose name is entered in the register of shareholders of Gates in respect of shares in certificated form, except where the Companies Act allows Gates not to issue a certificate.
No right to inspect accounts and other records
No person is entitled to inspect any of our accounting or other records or documents merely by virtue of being a shareholder, except as provided by law or authorized by the board of directors or by an ordinary resolution at a general meeting.

Limitations on the rights to own securities
Under the laws of England and Wales, persons who are neither residents nor nationals of the U.K. may freely own, hold or exercise voting rights of securities of Gates in the same manner and under the same terms as U.K. residents or nationals.
General Meetings
Under the Companies Act, every public company must hold a general meeting as its annual general meeting in each period of six months beginning with the day following the end of its fiscal year. The directors may convene a general meeting whenever they think fit. Following a request by shareholders pursuant to the Companies Act, the board of directors are required to call a general meeting (a) within 21 days from the date on which the directors become subject to the requirement, and (b) to be held on a date not more than 28 days after the date of the notice convening the meeting. At a meeting convened on a requisition by shareholders, no business may be transacted except that stated by the requisition or proposed to the board of directors. An annual general meeting (other than adjourned annual general meetings) shall be called by at least 21 clear days’ written notice. All other general meetings (other than adjourned general meetings) shall be called by at least 14 clear days’ written notice. An annual general meeting may be called by shorter notice if it is so agreed unanimously by all shareholders having a right to attend and vote. A general meeting (other than an annual general meeting) may be called by shorter notice if it is so agreed by a majority in number of the shareholders having a right to attend and vote, being a majority together holding not less than 95% in nominal value of the shares giving that right.
The notice shall specify the date, time and place of the meeting and the general nature of the business to be transacted. If the meeting is convened to consider a special resolution, the text of the resolution and the intention to propose the resolution as a special resolution shall also be specified. The notice of the meeting shall also specify, with reasonable prominence, the shareholders’ rights to appoint one or more proxies under section 324 of the Companies Act. Subject to the Articles and to any restrictions imposed on any shares, the notice shall be given to all shareholders, to all persons entitled to a share in consequence of the death or bankruptcy of a shareholder (if Gates has been notified of their entitlement) and to the directors and auditors of Gates. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has duly been given to the person from whom he derives his title. The accidental omission to give notice of a general meeting or to send, supply or make available any document or information relating to a meeting to, or the non receipt of any such notice, document or information by, a person entitled to receive any such notice, document or information shall not invalidate the proceedings at that meeting.
A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting. A person is able to exercise the right to vote at a general meeting when:
(a) that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and
(b) that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.
The board of directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it. In determining attendance at a general meeting, it is immaterial whether any two or more shareholders attending it are in the same place as each other. Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.
Voting Rights
A resolution put to the vote of a general meeting must be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded in accordance with the Articles. For so long as any shares are held in a settlement system operated by DTC, any resolution put to the vote at a general meeting must be decided on a poll. Subject to any rights or restrictions attached to any shares, whether or not such rights or restrictions are set out in the Articles, on a vote on a resolution at a general meeting every shareholder present in person or by proxy has on a show of hands one vote and every shareholder present in person or by proxy has on a poll one vote in respect of each share held. In the case of joint holders of a share, only the vote of the first-named holder who votes (and any proxy or corporate representative duly authorized by the relevant shareholder) may be counted. In the case of equality of votes on a show of hands or a poll, the chairman of the meeting shall not be entitled to a casting vote.
No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum. A quorum shall be present if shareholders who together represent at least the majority of the voting rights of all the shareholders entitled to vote at the relevant meeting are present in person or by proxy.

U.K. City Code on Takeovers and Mergers
The Takeover Panel has confirmed to our representatives that, on the basis of our board of directors, it does not consider the Takeover Code to apply to Gates, although that position is subject to change if our place of central management and control is subsequently found to move to the U.K. If, at the time of a takeover, after the Takeover Panel determines that we have our place of central management and control in the U.K., we could be subject to the Takeover Code, which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:
(a) acquires an interest in our shares that, when taken together with shares in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or
(b) who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in Gates, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months. As noted above, at this time, we do not expect the Takeover Code to apply on the basis that our management and control is outside the U.K. However, the analysis of whether the Takeover Code applies is fact-specific and therefore subject to change.
Disclosure of Shareholder Ownership
There is no provision in the Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Under section 793 of the Companies Act, Gates may give notice to any person whom Gates knows or has reasonable cause to believe (a) to be interested in the shares of Gates or (b) to have been so interested at any time during the three years immediately preceding the date on which the notice is issued. The notice may require the person (a) to state whether or not it is the case and (b) if it holds, or has during that time held, any such interest, to give such further information as may be required by Gates in accordance with section 793 of the Companies Act. The notice may require the person to give particulars of its present or past interest in our shares and the information required by the notice must be given within such reasonable time as may be specified in the notice. Where a notice is served by the Gates on a person under section 793 of the Companies Act and that person fails to give Gates the information required by the notice within the time specified in it, Gates may apply to the court for an order directing that the shares in question be subject to restrictions.
Exchange Controls
There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or which may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares, other than withholding tax requirements. There is no limitation imposed by U.K. law or the Articles on the right of non-residents to hold or vote shares.
Exclusive Forum
Our Articles provide that, unless, by ordinary resolution, we consent in writing to the selection of an alternative forum, the courts of England and Wales shall have exclusive jurisdiction to determine any dispute brought by a member in that member’s capacity as such, or related to or connected with any derivative claim in respect of a cause of action vested in Gates or seeking relief on behalf of Gates, against Gates and/or the board of directors and/or any of the directors, officers or other employees or shareholders individually, arising out of or in connection with the Articles or (to the maximum extent permitted by applicable law) otherwise. Any person or entity purchasing or otherwise acquiring any interest in our ordinary shares will be deemed to have notice of and consented to the provisions of our Articles, including the exclusive forum provisions in our Articles. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.
Listing
Our ordinary shares are listed on the NYSE under the symbol “GTES.”

Depositary Receipts
In connection with the reorganization transactions prior to our initial public offering, Blackstone and the other equity owners of Omaha Topco received depositary receipts, each representing one ordinary share in Gates in consideration for their equity in Omaha Topco, at a ratio of 0.76293 of our ordinary shares for each outstanding share of Omaha Topco. The depositary receipts were issued by Computershare Trust Company, N.A., as depositary (the “Depositary”), and a nominee for the Depositary (the “Depositary Nominee”) is the registered holder of the ordinary shares of Gates issued in exchange for the outstanding shares of Omaha Topco.
The depositary receipts arrangement was established because, as a result of restrictions on transfer on certain of the ordinary shares concerned, those ordinary shares could not be issued directly into DTC at the time of our initial public offering. The use of the Depositary allows for the shares to be held in the Depositary initially and subsequently transferred into DTC without the application of U.K. stamp duty or SDRT, provided certain conditions are met. The depositary receipts are not registered or listed on the NYSE or any other stock exchange, are not eligible for DTC, and no trading market for them has developed. Instead, subject to compliance with applicable securities laws and contractual restrictions on transfer, the pre-IPO owners may request of the Depositary that all or a portion of their depositary receipts be cancelled in order to effectuate a transfer of the ordinary shares underlying such depositary receipts to Cede & Co., as nominee/custodian for DTC, which holds the transferred ordinary shares on its customary terms, in order to settle trades of such ordinary shares (in the public market or otherwise), or to otherwise hold or transfer such shares through and within the systems of DTC.
Subject to compliance with applicable securities laws and contractual restrictions on transfer, the holders of the depositary receipts are generally entitled to the same rights as a direct holder of our ordinary shares or an investor holding book-entry interests in our ordinary shares through DTC.
A holder of depositary receipts is entitled to withdraw the ordinary shares underlying its depositary receipts from the Depositary upon the surrender of such depositary receipts to the Depositary and the delivery of applicable transfer documentation.